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                                     BYLAWS
                                       OF
                               EDMARK CORPORATION
                   (AS AMENDED AND RESTATED SEPTEMBER 9, 1996)


                                    ARTICLE I
                     Registered Office and Registered Agent

         The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with the registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.


                                   ARTICLE II
                             Shareholders' Meetings

         Section 1. Annual Meetings. The annual meeting of the shareholders of this corporation, for the purpose of election of directors and for such other business as may come before it, shall be held in the month of November of each year, at such time and place as may be fixed from time to time by the Board of Directors. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action. If the election of directors shall not be held during the month designated hereby for any annual meeting for the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the shareholders of this corporation may be called at any time by the holders of 10% of all shares of the corporation entitled to vote on any issue proposed to be considered at the meeting, or by the Chairman, or by the Board of Directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of shareholders. The Board of Directors may designate any place as the place of any special meeting called by the Chairman or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place as may be determined by the Board of Directors and placed in the notice of such meetings.

         Section 3. Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary, or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. In the case of an annual meeting, such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of an annual meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual or
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regular course of business, or the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. In the case of a special meeting, such notice shall be given not less than fifty-five (55) nor more than sixty (60) days prior to the date of the meeting.

         Section 4. Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by attendance of the shareholder in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder waiving notice of meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

         Section 5. Quorum and Adjourned Meetings. Unless the Articles of Incorporation or applicable law provide otherwise, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for the remainder of the meeting and any adjournment thereof unless a new record date is set or is required to be set for the adjourned meeting. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At a reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. Business may continue to be transacted at a duly organized meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shares from either meeting to leave less than a quorum.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

          Section 7. Voting Record. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall show the address of, and number of shares held by, each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the shareholder list, beginning ten (10) days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder's expense. The shareholder list shall be kept open for inspection during such meeting or any adjournment.

         Section 8. Voting of Shares. Except as otherwise provided by applicable law, in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in the shareholders' name on the books of the corporation. Notwithstanding the foregoing, the shares of the corporation may not be voted if


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they are owned, directly or indirectly, by another corporation, and the corporation owns, directly or indirectly, a majority of shares of the other corporation entitled to vote for directors of the other corporation. If a quorum exists, action on a matter, other than election of directors, is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law require a greater number of affirmative votes.

         Section 9. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

         Section 10. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of this corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of this corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth in this Section 10.

         To be timely, a shareholder's notice must be given to the Secretary of this corporation and must be delivered to or mailed and received at the principal executive offices of this corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs.

         To be in proper form, a shareholder's notice must be in written form and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of this corporation which are owned beneficially or of record by the person, and (iv) any other information


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relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of capital stock of this corporation which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of this corporation unless nominated in accordance with the procedures set forth in this
Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and the defective nomination shall be disregarded.

         Section 11. Business at Annual Meetings. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of this corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders of record on the date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth in this Section 11.

         To be timely, a shareholder's notice must be given to the Secretary of this corporation and must be delivered to or mailed and received at the principal executive offices of this corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs.

         To be in proper form, a shareholder's notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the


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business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (ii) the name and record address of the shareholder, (iii) the class or series and number of shares of capital stock of this corporation which are owned beneficially or of record by each shareholder, (iv) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once the business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and the business shall not be transacted.

         Section 12. Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the corporation, the corporation may accept the vote, consent, waiver or proxy appointment, and give effect to it as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder;
(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.


                                   ARTICLE III
                                    Directors

         Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws under which this corporation is formed or in the Articles of Incorporation.

         Section 2. Number. The number of Directors of the corporation shall be nine (9). The number of Directors can be increased or decreased from time to time by amending this Section, provided that no decrease in the number of Directors shall shorten the term of any incumbent director.

         Section 3. Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders, unless earlier removed. Despite the expiration of a Director's term, the Director continues to serve until the Director's successor shall have been elected and qualified or


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until there is a decrease in the number of Directors. Directors need not be residents of the State of Washington or shareholders of the corporation.

         Section 4. Election. The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

         Section 5. Vacancies. In case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the Board of Directors (even if they do not constitute a quorum) or by the shareholders. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office. A vacancy on the Board of Directors created by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

         Section 6. Resignation. A Director may resign at any time by delivering written notice to the Board of Directors, the Chairman or the Secretary of the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

         Section 7. Removal of Directors. At a special meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of Directors.

         Section 8.  Meetings.

                  (a) The annual meeting of the Board of Directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such other time as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

                  (b) Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by the Chairman or by the Board of Directors. No other notice of regular meetings of the Board of Directors shall be necessary.

                  (c) Special meetings of the Board of Directors may be called at any time and place upon the call of the Chairman, the Secretary, or any two
(2) or more Directors. Notice of the time and place of each special meeting shall be given orally or in writing by the Secretary, or the persons calling the meeting, at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director by attendance thereat, unless the Director attends for the express purpose of objecting to the meeting as unlawfully called or convened.


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                  (d) At any meeting of the Board of Directors, any business may be transacted, and the Board of Directors may exercise all of its powers.

         Section 9. Chairman of the Board of Directors. In the absence of a Chairman under Article V, Section 3(a) of the Bylaws, the Board of Directors may, in its discretion, elect a Chairman of the Board of Directors; and, if a Chairman of the Board of Directors has been elected, the Chairman of the Board of Directors shall, when present, preside at all meetings of the Board of Directors and shall have such other powers as the Board may prescribe.


         Section 10.  Quorum and Voting.

                  (a) A majority the Directors fixed by Section 2 of this
Article III shall constitute a quorum. If less than a quorum is present, a majority of the Directors present may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

                  (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present at the meeting is the act of the Board of Directors.

         Section 11. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors, and may be paid a fixed sum for attendance at such each meeting, a stated salary as Director or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 12. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

                  (a) The Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding it or transacting business at the meeting;

                  (b) The Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (d) The Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a Director who votes in favor of the action taken.


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                                   ARTICLE IV
                        Special Measures Applying to Both
                        Shareholder and Director Meetings

         Section 1. Actions by Written Consent. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the corporation is formed, to be voted upon or approved at a duly called meeting of the Directors, committee of Directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective Directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the Directors, committee members or shareholders, as the case may be. Action taken by unanimous written consent of the Directors or a committee of the Board of Directors is effective when the last Director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

         Section 2. Meetings by Conference Telephone. Members of the Board of Directors, members of a committee of Directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 3. Written or Oral Notice. Oral notice may be communicated in person, or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated. Written notice may be transmitted by mail, private carrier, or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice to a shareholder is effective when mailed, if mailed with first class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. In all other instances, written notice is effective on the earliest of the following: (a) when dispatched to the person's address, telephone number, or other number appearing on the records of the corporation by telegraph, teletype or facsimile equipment; (b) when received; (c) five days after deposit in the United States mail, as evidenced by the postmark, if mailed with first class postage, prepaid and correctly addressed; or (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. In addition, notice may be given in any manner not inconsistent with the foregoing provisions and applicable law.


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                                    ARTICLE V
                                    Officers

         Section 1. Officers Designated. The corporation shall have such offices and officers as designated from time to time by the Board of Directors. Such officers of the corporation may include a Chairman, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person.

         Section 2. Election, Qualification and Term of Office. Each of the officers shall be appointed by the Board of Directors. The officers shall be appointed by the Board of Directors at each annual meeting of the Board of Directors. Except as hereinafter provided, each of said officers shall hold office from the date of his appointment until the next annual meeting of the Board of Directors and until a successor shall have been duly appointed and qualified.

         Section 3. Powers and Duties.

                  (a) Chairman. The Chairman of the corporation shall have general supervision and control over the business and affairs of the corporation subject to the authority of the Board of Directors. The Chairman may sign, with any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.

                  (b) The President. In the absence of the Chairman or in the event of the Chairman's death, inability or refusal to act, the President shall perform the duties of the Chairman and when so acting, shall have all of and be subject to all the restrictions upon the Chairman. The President may sign, with any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned by the Chairman or by the Board of Directors.

                  (c) The Vice President. In the absence of the Chairman and the President or in the event of the death, inability or refusal to act of both of them, the Executive Vice President, if one is designated, and otherwise the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Directors.


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                  (d) Secretary. The Secretary shall: (1) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose and authenticate the records of the corporation; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation (if any) and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (5) sign with the Chairman, the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman or by the Board of Directors.

                  (e) The Treasurer. The Treasurer shall: (1) have charge and custody of and be responsible for all funds and securities of the corporation;
(2) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and
(3) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  (f) Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman, the President or a Vice President certificates for shares of the corporation or contracts, deeds or mortgages the issuance or execution of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman or the Board of Directors.

         Section 4. Removal. The Board of Directors shall have the right to remove any officer whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights (if any) of the person so removed. Appointment of an officer or agent shall not of itself create any contract rights.

         Section 5. Vacancies. The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until a successor shall have been duly appointed and qualified.


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         Section 6. Compensation. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors, or in such other manner as the Board of Directors may determine.

                                   ARTICLE VI
                                   Committees

         Section 1. Appointment. The Board of Directors by resolution adopted by a majority of all Directors then in office, may designate two or more of its members to constitute one or more committees of Directors. The creation, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct required under applicable law.

         Section 2. Authority. Each committee of the Board of Directors shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the committee and except also that the committee shall not have the authority to: (1) authorize or approve distributions, except according to a general formula or method prescribed by the Board of Directors; (2) approve or recommend to shareholders actions or proposals required by applicable law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend all or any portion of the Articles of Incorporation; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval; or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, unless explicitly authorized to do so by the Board of Directors, within limits specifically prescribed by the Board of Directors.

         Section 3. Tenure and Qualifications. Each member of a committee shall hold office until the next regular annual meeting of the Board of Directors following the member's designation,


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and until the member's successor is designated as a member of the committee and is elected and qualified.

         Section 4. Meetings. Regular meetings of any committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of the any committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of a committee may waive notice of any meeting. The attendance at or participation in any committee meeting by a member of the committee waives any required notice to the committee meeting unless the member of the committee, at the beginning of the meeting or promptly upon the members' arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof, and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall constitute the act of the committee.

         Section 6. Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of all Directors then in office.

         Section 7. Resignations and Removal. Any member of a committee may be removed at any time with or without cause by the Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the Board of Directors, the Chairman or the Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 8. Procedure. Each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws.


                                   ARTICLE VII
                      Contracts, Loans, Checks and Deposits

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.


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
         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VIII
                   Certificates for Shares and Their Transfer

         Section 1. Issuance, Form and Execution of Certificates. No shares of the corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of any noncash consideration, and a statement that the Board of Directors has determined that such consideration is adequate. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the applicable law and shall state: (1) The name of the corporation and that the corporation is organized under the laws of this state; (2) The name of the person to whom issued; and (3) The number and class of shares and the designation of the series, if any, which such certificate represents. They shall be signed by two officers of the corporation, and the seal of the corporation may be affixed thereto. The signatures of such officers upon a Certificate for shares of the corporation may be facsimiles if the Certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. Certificates may be issued for fractional shares.

         Section 2. Transfers. Transfer of shares of the corporation shall be made only on the corporation's records of shareholders, by the recordholder of the certificate, or the holder's legal representative or attorney in fact who shall furnish proper evidence of authority to transfer, and on surrender for cancellation of the Certificate for such shares. The person who is recorded in the shareholder records of the corporation as the owner of shares shall be deemed by the corporation to be the owner of such shares for all purposes.

         Section 3. Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory indemnity bond to the corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.


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
                                   ARTICLE IX
                                Books and Records

         Section 1. Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.

         Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman, President or Secretary.


                                    ARTICLE X
                                   Fiscal Year

         The fiscal year of the corporation shall begin on July 1 and end on June 30 of each year.


                                   ARTICLE XI
                                    Dividends

         The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.


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
                                   ARTICLE XII
                Indemnification of Directors, Officers and Others

         Section 1. Right to Indemnification. Each person (including a person's personal representative) who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is a personal representative) is or was a director, officer, trustee, employee or agent of the corporation or any predecessor or is or was serving at the request of the corporation or any predecessor as a director, officer, partner, trustee, employee, agent or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, board, commission, body or other unit whatsoever (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, or otherwise, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the Washington Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment does not prohibit the corporation from providing broader indemnification rights than prior to the amendment), against all expenses, liabilities, and losses (including but not limited to attorneys' fees, judgments, claims, fines, ERISA and other excise and other taxes and penalties, and other adverse effects and amounts paid in settlement), reasonably incurred or suffered by the indemnitee; provided, however, that no such indemnity shall indemnify any person from or on account of acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of a director finally adjudged to be in violation of RCW 23B.08.310, or from or on account of any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which the person was not legally entitled; and further provided, however, that, except as provided in Section 2 of this Article with respect to suits relating to rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

         The right to indemnification granted in this Article is a contract right and includes the right to be paid by the corporation the expenses incurred in connection with any proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that an advance of expenses received by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee unless required by the Board of Directors) shall be made only upon (i) receipt by the corporation of a written undertaking (hereinafter an "undertaking") by or on behalf of such indemnitee, to repay advances of expenses if and to the extent it shall ultimately be determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal), hereinafter a "final adjudication", that the indemnitee is not entitled to be indemnified for such expenses under this

Article, and (ii) receipt by the corporation of written affirmation by the indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation under this Article as authorized by the Washington Business Corporation Act.

         Section 2. Right of Indemnitee to Bring Suit. If any claim for indemnification under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advance of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in any suit in which the corporation seeks to recover an advance of expenses, the corporation shall also pay to the indemnitee all the indemnitee's expenses in connection with such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon the corporation's receipt of indemnitee's written claim (and in any suits relating to rights to indemnification where the required undertaking and affirmation have been received by the corporation), and thereafter the corporation shall have the burden of proof to overcome that presumption. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit that the indemnitee is entitled to indemnification, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled. It shall be a defense to a claim for an amount of indemnification under this Article (other than a claim for advances of expenses prior to final disposition of a proceeding where the required undertaking and affirmation have been received by the corporation) that the claimant has not met the standards of conduct applicable (if any) under the Washington Business Corporation Act to entitle the claimant to the amount claimed, but the corporation shall have the burden of proving such defense. If requested by the indemnitee, determination of the right to indemnity and amount of indemnity shall be made by final adjudication (as defined above) and such final adjudication shall supersede any determination made in accordance with RCW 23B.08.550.

         Section 3. Non-Exclusivity of Rights. The rights to indemnification (including, but not limited to, payment, reimbursement and advances of expenses) granted in this Article shall not be exclusive of any other powers or obligations of the corporation or of any other rights which any person may have or hereafter acquire under any statute, the common law, the corporation's articles of incorporation or bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

         Section 4. Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any person (including a person's personal representative) who is or was a director, officer, employee or agent of the corporation or any predecessor or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the corporation under the Washington Business Corporation Act. The corporation may grant indemnity, and may enter into contracts granting indemnity, to any such person, whether or not in furtherance of the provisions of this Article, and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

         Section 5. Separability of Provisions. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, all portions of any paragraphs of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 6. Partial Indemnification. If a claimant is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the claimant for the portion of such expenses, liabilities and losses to which the claimant is entitled.

         Section 7. Successors and Assigns. All obligations of the corporation to indemnify any director or officer: (i) shall be binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law),
(ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the director or officer, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity). The corporation shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the corporation.


                                  ARTICLE XIII
                                 Corporate Seal

         The Board of Directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words "corporate seal."


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
                                   ARTICLE XIV
                               Amendment of Bylaws

         These Bylaws may be amended, altered, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


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